UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018 (October 30, 2018)
Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 7.01.	Regulation FD Disclosure.
Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN) announced today that its Board of Directors approved on October 30, 2018:

•	declaration of an annual cash dividend of $1.63 per share, to be paid on January 4, 2019 to all shareholders of record as of December 7, 2018;

•
a three-for-one stock split of the Company's common stock and a proportionate increase in the number of its authorized shares of common stock. The additional shares will be distributed on January 25, 2019 to shareholders of record on January 11, 2019. The Company's common stock will begin trading at the split-adjusted price on January 28, 2019; and

•
a new common stock repurchase program of up to $300.0 million. The new program will replace the prior $250.0 million program that was authorized in April 2017 and had unused authorization of $78.3 million. The new authorized amount includes and is not in addition to any unspent amount remaining under the prior authorization. Repurchases may be made at management’s discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended or discontinued at any time.

A copy of the press release announcing the board actions is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
99.1Press Release dated October 31, 2018 issued by Churchill Downs Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

Date: October 31, 2018	By:	/s/ Bradley K. Blackwell
	Name:	Bradley K. Blackwell
	Title:	Senior Vice President, General Counsel and Secretary